Exhibit 99.1
APPLIED MATERIALS ANNOUNCES FIRST QUARTER RESULTS

•	Net sales and non-GAAP EPS up sequentially and in high end of guidance

•	Silicon systems net sales up 19% sequentially reflecting strong customer demand for the company’s latest technologies for advanced transistors and NAND memory

•	Prepares for planned merger with Tokyo Electron

SANTA CLARA, Calif., February 12, 2014 — Applied Materials, Inc. (NASDAQ:AMAT), the global leader in manufacturing solutions for the semiconductor, display and solar industries, today reported results for its first quarter of fiscal 2014 ended January 26, 2014.
Applied generated orders of $2.29 billion, up 9 percent from the prior quarter led by demand for Silicon Systems Group products. Net sales were $2.19 billion, up 10 percent sequentially. Non-GAAP adjusted gross margin increased to 42.5 percent while non-GAAP adjusted operating income grew 18 percent sequentially to $380 million or 17.4 percent of net sales. Non-GAAP adjusted net income grew 22 percent sequentially to $279 million or 23 cents per diluted share. The company recorded GAAP gross margin of 40.7 percent, operating income of $330 million or 15.1 percent of net sales, and net income of $253 million or 21 cents per diluted share.

“In our first fiscal quarter, Applied Materials delivered earnings near the high end of our guidance range, while demonstrating momentum in revenue, orders and market share,” said Gary Dickerson, Chief Executive Officer.  “This performance reflects healthy investment by our semiconductor and display customers and major technology trends that are playing to our strengths in precision materials engineering.”
Quarterly Results Summary

GAAP Results	Q1 FY2014	Q4 FY2013	Q1 FY2013
Net sales	$2.19 billion	$1.99 billion	$1.57 billion
Operating income	$330 million	$211 million	$39 million
Net income	$253 million	$183 million	$34 million
Diluted earnings per share (EPS)	$0.21	$0.15	$0.03
Non-GAAP Adjusted Results
Non-GAAP adjusted operating income	$380 million	$323 million	$112 million
Non-GAAP adjusted net income	$279 million	$228 million	$69 million
Non-GAAP adjusted diluted EPS	$0.23	$0.19	$0.06
Applied's non-GAAP adjusted results exclude the impact of the following, where applicable: certain acquisition-related costs; restructuring charges and any associated adjustments; impairments of assets, goodwill, or investments; gain or loss on sale of facilities and strategic investments; and certain tax items. A reconciliation of the GAAP and non-GAAP adjusted results is provided in the financial tables included in this release. See also “Use of Non-GAAP Adjusted Financial Measures” section.

Applied Materials, Inc.

First Quarter Reportable Segment Results and Comparisons to the Prior Quarter
Silicon Systems Group (SSG) orders were $1.57 billion, up 13 percent, with growth in foundry and flash partially offset by decreases in logic/other and DRAM. Net sales increased 19 percent to $1.48 billion. Non-GAAP adjusted operating income increased to $357 million or 24.1 percent of net sales. GAAP operating income increased to $314 million or 21.2 percent of net sales. New order composition was: foundry 60 percent; flash 27 percent; logic/other 8 percent; and DRAM 5 percent.
Applied Global Services (AGS) orders were $597 million, up 9 percent, primarily due to growth in 200mm equipment and services. Net sales of $507 million were down 6 percent. Non-GAAP adjusted operating income increased to $126 million or 24.9 percent of net sales. GAAP operating income increased to $125 million or 24.7 percent of net sales.
Display orders of $79 million were down 31 percent, while net sales declined slightly to $159 million. Non-GAAP adjusted operating income increased to $27 million or 17.0 percent of net sales. GAAP operating income increased to $26 million or 16.4 percent of net sales.
Energy and Environmental Solutions (EES) orders of $40 million were flat. Net sales declined 9 percent to $40 million. EES had a non-GAAP adjusted operating loss of $10 million and a GAAP operating loss of $11 million.

Backlog grew 3 percent to $2.44 billion including negative adjustments of $32 million, primarily related to currency adjustments. Backlog composition by segment was: SSG 56 percent; AGS 27 percent; Display 12 percent; and EES 5 percent.

Business Outlook
For the second quarter of fiscal 2014, Applied expects net sales to be up 3 percent to 10 percent from the previous quarter. Non-GAAP adjusted diluted EPS is expected to be in the range of 25 cents to 29 cents.
Applied's second quarter non-GAAP adjusted diluted EPS outlook excludes known charges related to completed acquisitions and integration costs of 3 cents. The company's second quarter business outlook does not exclude other non-GAAP adjustments that may arise subsequent to this release.

Use of Non-GAAP Adjusted Financial Measures
Management uses non-GAAP adjusted results to evaluate the company’s operating and financial performance in light of business objectives and for planning purposes. These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Applied believes these measures enhance investors’ ability to review the company’s business from the same perspective as the company’s management and facilitate comparisons of this period’s results with prior periods. The presentation of this additional information should not be considered a substitute for results prepared in accordance with GAAP.
Webcast Information
Applied Materials will discuss these results during an earnings call that begins at 1:30 p.m. Pacific Time today. A live webcast will be available at www.appliedmaterials.com. A replay will be available on the website beginning at 5:00 p.m. Pacific Time today.

Applied Materials, Inc.

Forward-Looking Statements
This press release contains forward-looking statements, including those regarding Applied’s performance, momentum and opportunities; industry trends; and its business outlook for the second quarter of fiscal 2014. These statements and their underlying assumptions are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the level of demand for Applied’s products, which is subject to many factors, including uncertain global economic and industry conditions, end-demand for electronic products and semiconductors, and customers’ new technology and capacity requirements; the timing and nature of technology transitions; the concentrated nature of Applied’s customer base; Applied’s ability to (i) develop, deliver and support a broad range of products and expand its markets, (ii) achieve the objectives of operational and strategic initiatives, (iii) obtain and protect intellectual property rights in key technologies, (iv) attract, motivate and retain key employees, (v) successfully complete the announced business combination and realize expected benefits and synergies, and (vi) accurately forecast future results, which depends on multiple assumptions related to, without limitation, market conditions, customer requirements and business needs; and other risks described in Applied's SEC filings, including its most recent Forms 10-K and 8-K. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof. The company undertakes no obligation to update any forward-looking statements.

About Applied Materials
Applied Materials, Inc. (Nasdaq:AMAT) is the global leader in providing innovative equipment, services and software to enable the manufacture of advanced semiconductor, flat panel display and solar photovoltaic products. Our technologies help make innovations like smartphones, flat screen TVs and solar panels more affordable and accessible to consumers and businesses around the world. Learn more at www.appliedmaterials.com.

Contact:
Kevin Winston (editorial/media) 408.235.4498
Michael Sullivan (financial community) 408.986.7977

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

	Three Months Ended
(In millions, except per share amounts)	January 26, 2014	October 27, 2013	January 27, 2013
Net sales	$2,190	$1,988	$1,573
Cost of products sold	1,299	1,193	991
Gross margin	891	795	582
Operating expenses:
Research, development and engineering	356	338	304
Marketing and selling	109	99	105
General and administrative	89	117	125
Restructuring charges and asset impairments	7	30	9
Total operating expenses	561	584	543
Income from operations	330	211	39
Impairment of strategic investments	3	1	—
Interest expense	25	24	24
Interest and other income, net	13	8	3
Income before income taxes	315	194	18
Provision (benefit) for income taxes	62	11	(16)
Net income	$253	$183	$34
Earnings per share:
Basic and diluted	$0.21	$0.15	$0.03
Weighted average number of shares:
Basic	1,206	1,204	1,198
Diluted	1,225	1,222	1,212

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS

(In millions)	January 26, 2014	October 27, 2013
ASSETS
Current assets:
Cash and cash equivalents	$2,144	$1,711
Short-term investments	145	180
Accounts receivable, net	1,510	1,633
Inventories	1,533	1,413
Other current assets	682	705
Total current assets	6,014	5,642
Long-term investments	833	1,005
Property, plant and equipment, net	846	850
Goodwill	3,294	3,294
Purchased technology and other intangible assets, net	1,057	1,103
Deferred income taxes and other assets	155	149
Total assets	$12,199	$12,043
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,576	$1,649
Customer deposits and deferred revenue	901	794
Total current liabilities	2,477	2,443
Long-term debt	1,946	1,946
Other liabilities	535	566
Total liabilities	4,958	4,955
Total stockholders’ equity	7,241	7,088
Total liabilities and stockholders’ equity	$12,199	$12,043

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(In millions)	Three Months Ended
	January 26, 2014	October 27, 2013	January 27, 2013
Cash flows from operating activities:
Net income	$253	$183	$34
Adjustments required to reconcile net income to cash provided by operating activities:
Depreciation and amortization	94	98	106
Restructuring charges and asset impairments	7	30	9
Unrealized loss (gain) on derivative associated with announced business combination	(24)	7	—
Share-based compensation	46	41	42
Other	(16)	11	(78)
Net change in operating assets and liabilities	12	(351)	(97)
Cash provided by operating activities	372	19	16
Cash flows from investing activities:
Capital expenditures	(48)	(50)	(49)
Proceeds from sales and maturities of investments	364	276	445
Purchases of investments	(163)	(169)	(143)
Cash provided by investing activities	153	57	253
Cash flows from financing activities:
Proceeds from common stock issuances and others	28	57	18
Common stock repurchases	—	(47)	(48)
Payments of dividends to stockholders	(120)	(120)	(108)
Cash used in financing activities	(92)	(110)	(138)
Increase (decrease) in cash and cash equivalents	433	(34)	131
Cash and cash equivalents — beginning of period	1,711	1,745	1,392
Cash and cash equivalents — end of period	$2,144	$1,711	$1,523
Supplemental cash flow information:
Cash payments for income taxes	$26	$12	$32
Cash refunds from income taxes	$9	$35	$65
Cash payments for interest	$39	$7	$39

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION

Reportable Segment Results

	Q1 FY2014			Q4 FY2013			Q1 FY2013
(In millions)	New Orders	Net Sales	Operating Income (Loss)	New Orders	Net Sales	Operating Income (Loss)	New Orders	Net Sales	Operating Income (Loss)
SSG	$1,569	$1,484	$314	$1,390	$1,243	$213	$1,363	$969	$134
AGS	597	507	125	548	538	115	544	471	89
Display	79	159	26	114	163	19	138	87	3
EES	40	40	(11)	40	44	(30)	68	46	(54)
Corporate	—	—	(124)	—	—	(106)	—	—	(133)
Consolidated	$2,285	$2,190	$330	$2,092	$1,988	$211	$2,113	$1,573	$39

Corporate Unallocated Expenses

(In millions)	Q1 FY2014	Q4 FY2013	Q1 FY2013
Restructuring charges and asset impairments	$7	$23	$4
Share-based compensation	46	41	42
Other unallocated expenses	71	42	87
Corporate	$124	$106	$133

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION

Additional Information

	Q1 FY2014		Q4 FY2013		Q1 FY2013
New Orders and Net Sales by Geography
(In $ millions)	New Orders	Net Sales	New Orders	Net Sales	New Orders	Net Sales
United States	403	280	261	357	391	401
% of Total	18%	13%	12%	18%	19%	25%
Europe	119	164	203	242	134	119
% of Total	5%	7%	10%	12%	6%	8%
Japan	163	164	117	276	181	98
% of Total	7%	8%	6%	14%	9%	6%
Korea	240	201	209	231	198	205
% of Total	11%	9%	10%	12%	9%	13%
Taiwan	984	705	721	589	906	565
% of Total	43%	32%	34%	30%	43%	36%
Southeast Asia	50	87	95	89	65	58
% of Total	2%	4%	5%	4%	3%	4%
China	326	589	486	204	238	127
% of Total	14%	27%	23%	10%	11%	8%

Employees (In thousands)
Regular Full Time	13.6		13.7		13.7

Applied Materials, Inc.

 APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED RESULTS

	Three Months Ended
(In millions, except percentages and per share amounts)	January 26, 2014	October 27, 2013	January 27, 2013
Non-GAAP Adjusted Gross Margin
Reported gross margin - GAAP basis	$891	$795	$582
Certain items associated with acquisitions[1]	39	40	43
Acquisition integration and deal costs	—	—	1
Non-GAAP adjusted gross margin	$930	$835	$626
Non-GAAP adjusted gross margin percent (% of net sales)	42.5%	42.0%	39.8%
Non-GAAP Adjusted Operating Income
Reported operating income - GAAP basis	$330	$211	$39
Certain items associated with acquisitions[1]	45	47	54
Acquisition integration and deal costs	11	11	10
Unrealized loss (gain) on derivative associated with announced business combination	(24)	7	—
Certain items associated with announced business combination[2]	11	17	—
Restructuring charges and asset impairments[3,4,5]	7	30	9
Non-GAAP adjusted operating income	$380	$323	$112
Non-GAAP adjusted operating margin percent (% of net sales)	17.4%	16.2%	7.1%
Non-GAAP Adjusted Net Income
Reported net income - GAAP basis	$253	$183	$34
Certain items associated with acquisitions[1]	45	47	54
Acquisition integration and deal costs	11	11	10
Unrealized loss (gain) on derivative associated with announced business combination	(24)	7	—
Certain items associated with announced business combination[2]	11	17	—
Restructuring charges and asset impairments[3,4,5]	7	30	9
Impairment (gain on sale) of strategic investments, net	(5)	(3)	—
Reinstatement of federal R&D tax credit	—	—	(10)
Resolution of prior years’ income tax filings and other tax items	(15)	(10)	(11)
Income tax effect of non-GAAP adjustments	(4)	(54)	(17)
Non-GAAP adjusted net income	$279	$228	$69

1	These items are incremental charges attributable to completed acquisitions, consisting of inventory fair value adjustments on products sold, and amortization of purchased intangible assets.

2	These items are incremental charges related to the announced business combination agreement with Tokyo Electron Limited, consisting of acquisition-related and integration costs.

3	Results for the three months ended January 26, 2014 included employee-related costs of $7 million related to the restructuring program announced on October 3, 2012.

4
Results for the three months ended October 27, 2013 included $27 million of employee-related costs related to the restructuring program announced on October 3, 2012, and restructuring and asset impairment charges of $7 million related to the restructuring program announced on May 10, 2012, partially offset by a favorable adjustment of $4 million in restructuring charges related to other restructuring plans.

5
Results for the three months ended January 27, 2013 included $4 million of employee-related costs related to the restructuring program announced on October 3, 2012, asset impairment charges of $3 million related to the restructuring program announced on May 10, 2012 and severance charges of $2 million related to the integration of Varian.

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED RESULTS

	Three Months Ended
(In millions except per share amounts)	January 26, 2014	October 27, 2013	January 27, 2013
Non-GAAP Adjusted Earnings Per Diluted Share
Reported earnings per diluted share - GAAP basis	$0.21	$0.15	$0.03
Certain items associated with acquisitions	0.03	0.03	0.03
Acquisition integration and deal costs	0.01	—	0.01
Unrealized gain on derivative associated with announced business combination	(0.01)	—	—
Certain items associated with announced business combination	—	0.01	—
Restructuring charges and asset impairments	—	0.01	0.01
Reinstatement of federal R&D tax credit and resolution of prior years’ income tax filings and other tax items	(0.01)	(0.01)	(0.02)
Non-GAAP adjusted earnings per diluted share	$0.23	$0.19	$0.06
Weighted average number of diluted shares	1,225	1,222	1,212

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED RESULTS

	Three Months Ended
(In millions, except percentages)	January 26, 2014	October 27, 2013	January 27, 2013
SSG Non-GAAP Adjusted Operating Income
Reported operating income - GAAP basis	$314	$213	$134
Certain items associated with acquisitions[1]	42	44	44
Acquisition integration and deal costs, net	1	1	1
Restructuring charges and asset impairments[3]	—	—	1
Non-GAAP adjusted operating income	$357	$258	$180
Non-GAAP adjusted operating margin percent (% of net sales)	24.1%	20.8%	18.6%
AGS Non-GAAP Adjusted Operating Income
Reported operating income - GAAP basis	$125	$115	$89
Certain items associated with acquisitions[1]	1	1	1
Restructuring charges and asset impairments[3]	—	—	1
Non-GAAP adjusted operating income	$126	$116	$91
Non-GAAP adjusted operating margin percent (% of net sales)	24.9%	21.6%	19.3%
Display Non-GAAP Adjusted Operating Income
Reported operating income - GAAP basis	$26	$19	$3
Certain items associated with acquisitions[1]	1	1	2
Non-GAAP adjusted operating income	$27	$20	$5
Non-GAAP adjusted operating margin percent (% of net sales)	17.0%	12.3%	5.7%
EES Non-GAAP Adjusted Operating Loss
Reported operating loss - GAAP basis	$(11)	$(30)	$(54)
Certain items associated with acquisitions[1]	1	1	7
Restructuring charges and asset impairments[2,3]	—	7	3
Non-GAAP adjusted operating loss	$(10)	$(22)	$(44)
Non-GAAP adjusted operating margin percent (% of net sales)	(25.0)%	(50.0)%	(95.7)%

1	These items are incremental charges attributable to completed acquisitions, consisting of inventory fair value adjustments on products sold, and amortization of purchased intangible assets.

2	Results for the three months ended October 27, 2013 included restructuring and asset impairment charges of $7 million related to the restructuring program announced on May 10, 2012.

3
Results for the three months ended January 27, 2013 included asset impairment charges of $3 million related to the restructuring program announced on May 10, 2012 and severance charges of $2 million related to the integration of Varian.

Applied Materials, Inc.

APPLIED MATERIALS, INC.

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED OPERATING EXPENSES

	Three Months Ended
(In millions)	January 26, 2014	October 27, 2013

Operating expenses - GAAP basis	$561	$584
Unrealized gain (loss) on derivative associated with announced business combination	24	(7)
Restructuring charges and asset impairments	(7)	(30)
Certain items associated with acquisitions	(6)	(7)
Acquisition integration costs	(11)	(11)
Certain items associated with announced business combination	(11)	(17)
Non-GAAP adjusted operating expenses	$550	$512

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED EFFECTIVE INCOME TAX RATE

Three Months Ended
(In millions, except percentages)	January 26, 2014

Provision for income taxes - GAAP basis (a)	$62
Resolutions of prior years’ income tax filings and other tax items	15
Income tax effect of non-GAAP adjustments	4
Non-GAAP adjusted provision for income taxes (b)	$81

Income before income taxes - GAAP basis (c)	$315
Certain items associated with acquisitions	45
Restructuring charges and asset impairments	7
Acquisition integration costs	11
Unrealized gain on derivative associated with announced business combination	(24)
Certain items associated with announced business combination	11
Gain on sale strategic investments, net	(5)
Non-GAAP adjusted income before income taxes (d)	$360

Effective income tax rate - GAAP basis (a/c)	19.7%

Non-GAAP adjusted effective income tax rate (b/d)	22.5%